UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 7, 2019

CERECOR INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
001-37590		45-0705648
(Commission File Number)		(IRS Employer Identification No.)

540 Gaither Road, Suite 400, Rockville, Maryland 20850 (Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (410) 522-8707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	CERC	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On August 7, 2019, at the annual meeting of stockholders (the “Annual Meeting”) of the Company, the stockholders approved the Cerecor Inc. Second Amended and Restated 2016 Equity Incentive Plan (the “Plan”), which increases the total number of shares of common stock reserved for issuance under the Plan to 8,025,640 shares. The Company’s Board of Directors (the “Board”) approved the Plan on May 23, 2019, subject to stockholder approval.

You can find a summary of the principal features of the Plan in the definitive proxy statement for the Company’s 2019 annual meeting of stockholders, filed with the SEC on June 19, 2019 (the “2019 Proxy”), under the heading “Proposal Six - Approval of the Equity Incentive Plan Proposal”. The above summary of the Plan is qualified in its entirety by the full text of the Plan, filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its 2019 Annual Meeting on August 7, 2019. At the Annual Meeting, stockholders voted on the following items:

1.
Proposal 1: To elect seven nominees to the Board to hold office until the 2020 Annual Meeting of Stockholders and until their respective successors are elected and qualified. The following nominees were elected to the Company’s board of directors, with the voting results for each nominee as shown:

Name	For	Withheld	Broker Non-Votes
Simon Pedder, Ph.D.	21,529,823	12,246,349	0
Steven J. Boyd	28,988,189	4,787,983	0
Peter Greenleaf	28,383,398	5,392,774	0
Phil Gutry	24,656,417	9,119,755	0
Uli Hacksell, Ph.D.	20,877,567	12,889,847	8,757
Magnus Persson, M.D., Ph.D.	30,551,025	3,225,147	0
Keith Schmidt	28,275,621	5,500,551	0

2.
Proposal 2: To approve an amendment to the Certificate to eliminate the provision requiring a super-majority stockholder vote to amend the Certificate. The votes indicated below resulted in this proposal not being approved:

For	Withheld	Abstain	Broker Non-Votes
24,693,223	9,066,283	16,666	0

3.
Proposal 3: To approve an amendment to the Certificate and Bylaws to eliminate the provisions requiring a super-majority stockholder vote to amend the Bylaws. The votes indicated below resulted in this proposal not being approved:

For	Withheld	Abstain	Broker Non-Votes
24,690,886	9,068,620	16,666	0

4.
Proposal 4: To approve an amendment to our Certificate and Bylaws to allow stockholders to act by majority written consent as long as Armistice Capital LLC owns at least 40% of our outstanding stock. The votes indicated below resulted in this proposal not being approved:

2

For	Withheld	Abstain	Broker Non-Votes
24,638,341	9,117,608	20,223	0

5.
Proposal 5: To approve, as required by and in accordance with NASDAQ Listing Rule 5635(d), the issuance of an aggregate of 3,570,000 additional shares of the Company’s common stock following the achievement of certain earn-out thresholds pursuant to the Merger Agreement for Earn-Out Payments. This proposal was approved by the votes indicated below:

For	Withheld	Abstain	Broker Non-Votes
28,231,151	80,270	18,821	0

6.	Proposal 6: To approve the Cerecor Inc. Second Amended and Restated 2016 Equity Incentive Plan. This proposal was approved by the votes indicated below:

For	Withheld	Abstain	Broker Non-Votes
28,366,715	5,045,417	4,040	0

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.         Description

10.1	Cerecor Inc. Second Amended and Restated 2016 Equity Incentive Plan.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERECOR INC.

Date: August 8, 2019	/s/ Joseph M. Miller
Joseph M. Miller
Chief Financial Officer

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